Asset Backed Securities Portfolio Analysis

Encore

2005-4

All records

3,931 records

Selection Criteria: All records

Table of Contents

1. DTI

DTI	# of Loans	Balance	Avg Balance	% of Pool	WAC	WA Rem Term	FICO	OLTV	CLTV	DTI	% Full Doc	% Primary Owner	% Single Family & PUD	% IO Loans	% Silent Second
<= 40.00	1633	317,120,948.19	194,195.31	37.63	7.31	357	623	78.09	78.28	32.37	54.86	94.59	90.62	20.43	1.25
40.01 - 45.00	837	187,955,602.15	224,558.66	22.31	7.354	358	623	79.58	79.94	42.56	44.5	97.75	89.58	23.34	2.1
45.01 - 50.00	1128	266,888,528.05	236,603.31	31.67	7.414	358	619	80.57	81	47.75	48.99	95.69	89.9	16.52	2.66
50.01 >=	333	70,690,435.07	212,283.59	8.39	7.367	358	594	75.62	75.82	52.29	81.52	97.25	90.1	5.66	0.98
Total:	3931	842,655,513.46	214,361.62	100	7.358	357	619	79	79.31	41.19	52.92	95.87	90.11	18.6	1.87

Wtd Avg DTI: 41.19

Max DTI: 59.26

Min DTI: 3.22

2. DTI (California)

DTI (California)	# of Loans	Balance	Avg Balance	% of Pool	WAC	WA Rem Term	FICO	OLTV	CLTV	DTI	% Full Doc	% Primary Owner	% Single Family & PUD	% IO Loans	% Silent Second
<= 40.00	406	104,660,082.36	257,783.45	32.91	6.795	357	643	72.71	72.79	32.96	50.62	93.63	91.86	30.86	0.38
40.01 – 45.00	247	69,506,354.89	281,402.25	21.86	6.964	359	627	74.7	75.1	42.6	38.27	97.85	88.87	33.6	1.99
45.01 – 50.00	384	113,301,958.47	295,057.18	35.63	7.089	358	626	76.74	77.11	47.66	42.1	94.87	87.78	19.33	2.31
50.01 >=	105	30,554,922.22	290,999.26	9.61	7.073	359	602	73.22	73.41	52.16	77.22	98.38	91.3	7.23	0.94
Total:	1142	318,023,317.94	278,479.26	100	6.963	358	630	74.63	74.89	42.15	47.44	95.45	89.7	25.08	1.47

Wtd Avg DTI: 42.15

Max DTI: 55.00

Min DTI: 3.22

3. DTI (GROUP 2)

DTI (GROUP 2)	# of Loans	Balance	Avg Balance	% of Pool	WAC	WA Rem Term	FICO	OLTV	CLTV	DTI	% Full Doc	% Primary Owner	% Single Family & PUD	% IO Loans	% Silent Second
<= 40.00	570	128,550,782.15	225,527.69	34.96	7.313	357	626	79.14	79.56	32.71	49.46	96.42	92.03	21.53	2.8
40.01 – 45.00	310	79,471,044.55	256,358.21	21.61	7.399	358	627	80.5	81.14	42.66	41.74	98.94	92.3	23.34	3.92
45.01 – 50.00	457	127,090,002.83	278,096.29	34.56	7.433	359	617	79.95	80.68	47.85	47.32	97.3	90.86	15.66	4.37
50.01 >=	129	32,589,864.51	252,634.61	8.86	7.259	358	592	74.74	75.11	52.13	76.04	99.15	91.61	6.37	1.7
Total:	1466	367,701,694.04	250,819.71	100	7.368	358	620	79.32	79.9	41.82	49.41	97.51	91.65	18.55	3.49

Wtd Avg DTI: 41.82

Max DTI: 54.99

Min DTI: 3.75

Percent DTI > 60: 0.00

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.